Exhibit 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2004 filed by Implant Sciences Corporation with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 10, 2004	By:	/s/ Anthony J. Armini
Anthony J. Armini, President
and Chief Executive Officer

Date: November 10, 2004	By:	/s/ Diane J. Ryan
Diane J. Ryan, VP Finance
and Chief Financial Officer